UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
March 6, 2013
Lender Processing Services, Inc.
(Exact name of Registrant as Specified in its Charter)
001-34005

(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-1547801 (IRS Employer Identification Number)
601 Riverside Avenue

Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-5100

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2013, the Board of Directors of Lender Processing Services, Inc. (the “Company”) adopted a resolution increasing the size of the Company's Board of Directors to nine, and elected John W. Snow, PhD. to serve on our Board of Directors. Dr. Snow will serve in Class I of our Board of Directors, and his term will expire at the annual meeting of our shareholders to be held in 2015.

Dr. Snow has been President of JWS Associates, LLC, a consulting firm, since October 2006 and an advisor to our Board of Directors since October 2010. As the United States Secretary of the Treasury from February 2003 to June 2006, Dr. Snow served as the head of President Bush's economic policy team and principle spokesman on economic policy. Prior to his appointment as Secretary of the Treasury, Dr. Snow served as the Chairman, President and Chief Executive Officer of CSX Corporation, which operated the largest rail network in the eastern United States and provided intermodal transportation, domestic container shipping and international marine terminal services. Dr. Snow has also previously served in several senior roles at the United States Department of Transportation and has served as Chair of the Business Roundtable. In addition to serving as non-executive Chairman of Cerberus Capital Management LP, Dr. Snow also serves on the Boards of Directors of International Consolidated Airlines Group and Marathon Petroleum Corporation. As a result of his government service and professional experience, Dr. Snow brings to the Board experience and expertise in many areas that directly relate to our business. Dr. Snow's experience managing a large, complex, regulated public company positions him well to advise the Board and senior management on many of the operational challenges and growth opportunities in our business. Through his government service and other positions, he has also developed expertise in the areas of regulation, public policy and risk management, which are critical areas for LPS. The board also considered Dr. Snow's experience on other public company boards of directors and their committees, which we believe enhances his ability to more effectively serve on our board of directors and the committees on which he will serve.

Dr. Snow has been appointed to serve on the Risk and Compliance Committee of our Board of Directors. He will receive customary compensation paid to our non-employee directors. This compensation includes an annual Board retainer of $65,000, as well as a retainer of $15,000 for his service on the Risk and Compliance Committee, each of which is payable quarterly. Dr. Snow will receive $2,000 for each Board meeting and $1,500 for each committee meeting he attends. He will also be eligible to receive equity awards under the Lender Processing Services, Inc. Amended and Restated 2008 Omnibus Incentive Plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lender Processing Services, Inc.
Date: March 12, 2013	By:	/s/ Hugh R. Harris
Hugh R. Harris
President and Chief Executive Officer